Exhibit 3.347

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “INSIGHT KENTUCKY CAPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 1999, AT 6:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF JANUARY, A.D. 2001, AT 11:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “INSIGHT KENTUCKY CAPITAL, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3103514 8100H	Authentication: 202953765
SR# 20165695286	Date: 09-08-16
You may verify this certificate online at corp.delaware.gov/authver.shtml

09/28/99 18:37	DOW, LOHNES & ALBERTSON g 302 674 8340	NO. 727 P003

CERTIFICATE OF FORMATION

OF

INSIGHT KENTUCKY CAPITAL, LLC

1.	NAME

The name of the limited liability company is Insight Kentucky Capital, LLC (the “Company”).

2.	REGISTERED AGENT

The address of the registered office for the Company in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its Registered Agent at such address is The Corporation Trust Company.

3.	AUTHORIZED PERSON

The name and mailing address of the Authorized Person is Insight Communications Company, L.P., 126 E. 56th Street, New York, New York 10022.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation, this 24th day of September, 1999.

INSIGHT COMMUNICATIONS COMPANY, L.P.,
Member of Insight Kentucky Capital, LLC

By:	Insight Communications Company, Inc., its general partner

By:	/s/ Kim D. Kelly
Authorized Person
	Name:	Kim D. Kelly
	Title:	Executive Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 06:30 PM 09/28/1999 991408377 - 3103514

JAN-05-2001 11:09	C T CORPORATION WASH DC	202 393 1760 P.02/03

Certificate of Amendment to Certificate of Formation

of

Insight Kentucky Capital, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is Insight Kentucky Capital, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out Article 3 thereof and by substituting in lieu of said Article the following new Article;

3. AUTHORIZED PERSON

The name and mailing address of the Authorized Person is Insight Communications Company, L.P., 810 7th Avenue, 41st Floor, New York, New York 10019.

Executed on this 4th day of January, 2001.

[END OF PAGE SIGNATURE PAGE FOLLOWS.]

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:30 AM 01/05/2001 010008500 - 3103514

DCLIB01:1291260-1

JAN-05-2001 11:09	C T CORPORATION WASH DC	202 393 1760 P.03/03

INSIGHT COMMUNICATIONS COMPANY, L.P.,
member of Insight Kentucky Capital, LLC

BY:	Insight Communications Company, Inc., its general partner

BY:	/s/ Elizabeth M. Grier
Authorized Person
	Name:	Elizabeth M. Grier
	Title:	V.P. Administration

DCLIB01:1291260-1

TOTAL P.03